STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (the "Agreement"), dated this 8th day of December 1995, between BRIA Communications Corp., a Utah corporation ("BRIA") and AltaChem Group, Inc., Ireland, a corporation to be formed under the laws of Ireland with principal offices at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 (the "AltaChem"), Aster De-Schrijver, an individual ("De-Schrijver"), James Tilton, an individual ("Tilton"), and all of the Shareholders of AltaChem ("ACS") (for purposes of this Agreement, BRIA, AltaChem, De-Schrijver, Tilton and ACS may also be collectively referred to hereinafter as the "Parties").

                                 PREMISES

     WHEREAS, ACS represents that they are the legal and beneficial owners of all of the outstanding shares of capital stock of AltaChem;

     WHEREAS, ACS and BRIA desire to exchange 100% of the capital stock of AltaChem for 75% of the issued and outstanding shares of common stock of BRIA, all on the terms and conditions hereinafter set forth in such a manner that the exchange will constitute a tax-free reorganization pursuant to the provisions of
Section 368(1)(B) of the Internal Revenue Code of 1986, as amended.

                                 AGREEMENT

     NOW, THEREFORE, on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the Parties to be derived herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

1. Delivery of Shares of AltaChem. Upon the terms and subject to the conditions set forth in this Agreement, ACS agrees to transfer and deliver to BRIA, and BRIA agrees to acquire, all of the outstanding shares of capital stock of AltaChem (the "Shares").

2. Consideration for Transfer of Shares. Upon the terms and subject to the conditions set forth in this Agreement, BRIA agrees to deliver to ACS, in full consideration of and in exchange for said shares of capital stock of AltaChem, a number of shares of common stock, $.0001 par value, ("Common Stock") of BRIA equivalent to 75% of all of the issued and outstanding Common Stock of BRIA, as of the Closing date, to be delivered at the Closing provided for in Paragraph 6 hereof. This quantity of Common Stock shall reflect all other issuances of Common Stock as settlement of outside debts of BRIA.

3.   Miscellaneous Provisions Relating to Delivery of BRIA Common Stock.

     a. No fractional shares of Common Stock of BRIA will be delivered. In the event the ACS, or one of them, are determined to be due a fractional share, such ACS will receive one full share instead of a fractional portion.

     b. If, prior to the delivery of any of the shares of BRIA Common Stock pursuant to Paragraph 2 hereof, BRIA shall have (1) effected one or more subdivisions, combinations or recapitalization of its Common Stock; (2) effected any merger, consolidation, reorganization or business combination in which BRIA is not the surviving entity; (3) declared or paid any dividend payable in its Common Stock; or (4) made one or more distributions on the shares of its Common Stock in whole or partial liquidation of BRIA, then, and in such event, the number and kind of shares that remain to be delivered pursuant to said Paragraph 2 shall be adjusted for each such subdivision, combination, reclassification, stock dividend, distribution, merger, consolidation, reorganization, or business combination. The amount and type of all such adjustments shall be such as to give each of the ACS the same rights with respect to the BRIA shares to be delivered pursuant to said Paragraph 2, that he would have if he had been the record holder of said shares immediately prior to the date when such subdivision, combination, reclassification, stock dividend, distribution, merger, consolidation, reorganization or business combination occurred.

4. Conduct of Business Prior to Closing. From the date hereof until the time of closing hereunder, ACS and AltaChem covenant and agree that AltaChem shall at all times conduct its business in the usual and ordinary course and shall not, without the written consent of BRIA:

     a. Purchase, acquire, sell or otherwise dispose of any property or services of any kind whatsoever, other than purchases and sales in the ordinary course of business;

     b. Mortgage, pledge, create security interests in or otherwise encumber any of its properties or assets;

     c. Make or incur any capital commitment or expenditure or any unusual or long-term commitment;

     d. Pay any debt, obligation or liability, absolute or contingent, except current liabilities incurred in the ordinary course of business and current portions of long-term liabilities;

     e. Grant or pay any increase in salary or other increased compensation to any officer, director, agent, consultant or employee;

     f. Declare or pay any dividend or make any other distribution to shareholders;

     g. Reveal to third persons any trade secret, invention, customer list or other confidential or proprietary information, or act otherwise in any manner which may materially and adversely affect any of its rights, interests, assets or business;

     h. Issue or sell any additional stock or securities, or grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, any additional stock or other securities;

     i.  Agree  to  settle  any  action  or  proceeding   before  any  court  or
         governmental body, except for collection matters instituted or settled in the ordinary course of business; or

     j. Enter into any transaction, contract or other commitment or take any action that would constitute a material breach of the representations, warranties or agreements of ACS contained herein or which would interfere with or prevent the closing provided for herein.

         From the date hereof until the time of closing hereunder, ACS and AltaChem covenant and agree that AltaChem shall duly and timely file all reports and returns required to be filed by it with the United States Government, the Republic of Ireland and the jurisdiction or jurisdictions in which it is doing business; promptly pay when due all federal, state and local taxes, assessments and government fees, charges, interests and penalties lawfully levied or assessed upon AltaChem or any of its properties; to the best of its ability duly observe and conform to all lawful requirements applicable to its business; to the best of its ability preserve its business organization intact and retain its present officers and employees; to the best of its ability preserve the good will of its suppliers, customers and those having business relations with it; maintain insurance coverage now in effect on all its properties, and on all properties for which it is responsible, and carry the same coverage of public liability, personal injury and property damage that is now in effect; maintain, keep and preserve all of its properties and assets in good condition and state of repair; and meet its contractual obligations and not become in default of any thereof.

5. Access to Books and Records. Except as hereinafter provided, BRIA and its officers, employees and agents, shall have full access at all reasonable times from and after the date hereof to the plants, facilities, books and records of AltaChem and AltaChem shall cooperate fully with BRIA to the end that it may become familiar with the properties and business of AltaChem. BRIA agrees to treat any information that is disclosed to BRIA by AltaChem and is proprietary or confidential to AltaChem, as confidential information, and in the event the closing does not take place, all documents will be returned to AltaChem and BRIA and will not make or retain copies of any documents or make use of any confidential information disclosed to it in the conduct of its business.

6. Closing. The closing of the exchange provided for herein shall take place at BRIA's office at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 on the 20th day of July 1995 at 10:00 a.m., or at such other time and place as may be mutually agreed upon by the parties hereto, such time and date being herein referred to as the "Closing Date." At the closing, ACS shall deliver to BRIA all certificates, assignments, and other instruments which may be necessary, desirable, or appropriate in order to transfer to BRIA all of the outstanding shares of capital stock of AltaChem, all in form and substance reasonably satisfactory to counsel for BRIA. At such closing, BRIA shall deliver to AltaChem certificates evidencing the shares of Common Stock of BRIA to be delivered to ACS pursuant to Paragraph 2 hereof, together with such other instruments which may be necessary, desirable, or appropriate to accomplish such transfers, all in form and substance satisfactory to counsel for ACS.

7. Representations and Warranties of ACS & AltaChem. ACS & AltaChem jointly and severally represent and warrant to and agree with BRIA as follows:

     a. Organization and Standing. AltaChem is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Ireland, with full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it, and is duly qualified to transact business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business. AltaChem also delivered to BRIA a copy of its Articles of Incorporation and all amendments thereto, certified by the appropriate official from the Republic of Ireland, and a copy of its By-Laws as amended, certified by its Secretary, which documents shall be complete and correct as of the date of this Agreement.

     b. Subsidiaries, Etc. AltaChem has no subsidiaries and is not party to any partnership, joint venture or similar agreement, except as disclosed in the schedule referred to in subparagraph (f) of Paragraph 7 hereof.

     c. Capital Stock. The authorized capital stock of AltaChem consists of _____________ shares of Common Stock, $________ par value, of which
         ___________ shares are validly issued and outstanding. All of said outstanding shares of AltaChem have been duly authorized and validly issued, are fully paid and nonassessable. There are no options, warrants or other agreements or commitments which now or may in the future obligate AltaChem to issue or purchase any shares of its capital stock or other securities.

     d. Indebtedness. AltaChem will deliver within 180 days following the date of this Agreement to BRIA a schedule, identified by reference to this subparagraph, listing all promissory notes payable by AltaChem, all agreements of AltaChem to borrow money from others, and all commitments by others to lend money to AltaChem. As to each note, obligation to borrow and loan commitment, such schedule accurately sets forth the interest rate, terms of payment of principal and interest, identity of security (if any) and any other material terms of such indebtedness. AltaChem is not in default in any respect under, and is not otherwise in violation or contravention of, any of the terms or provisions of any note, loan agreement, agreement to borrow money from others or any commitment by others to lend money.

     e. Financial Statements. AltaChem will deliver to BRIA within 180 days after the date of this Agreement, each's audited year end financial statements for the three years prior to the execution of this Agreement or to the time of incorporation if less than three years. Such statements will be initialed by officers of AltaChem and BRIA for identification. All of such financial statements are or will be complete and fairly present the financial position of AltaChem on the indicated dates and the results of its operations for the indicated periods. All of such statements will be prepared in accordance with generally accepted accounting principles consistently applied. AltaChem will have no liabilities, whether absolute, accrued, contingent or otherwise, other than (i) liabilities disclosed,

         (ii) incurred in "arms-length" transactions in the ordinary course of business since the Balance Sheet Date and (iii) liabilities disclosed in subparagraph (k) of this Paragraph 7 or the schedule referred to in subparagraph (f) of this Paragraph 7.

     f. Contracts and Other Commitments. AltaChem will deliver to BRIA within 180 days after the date of this Agreement a complete and accurate schedule, identified by reference to this subparagraph, listing and briefly describing all Material Contracts. For this purpose, the term "Material Contracts" shall be defined to mean (i) all contracts and commitments out of the ordinary course of business; (ii) all contracts and commitments involving an obligation which cannot or, in reasonable probability, will not be performed or terminated within sixty (60) days from the date thereof; (iii) all bonus, incentive compensation, pension, group insurance or employee welfare plans of any nature whatsoever; (iv) all collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees; (v) employment contracts and other contracts, agreements or commitments to or with individual employees, agents or consultants extending for a period of more than three (3) months from the date thereof or providing for earlier termination only upon the payment of a penalty or equivalent thereof; or (vi) all other contracts or commitments providing for payments based in any manner upon the sales, purchases or profits of AltaChem. There has not been any material default in any obligation to be performed by AltaChem under any Material Contract listed on the said schedule, and AltaChem has not waived any material right under any such Material Contract.

     g. Assets. AltaChem will deliver to BRIA within 180 days after the date of this Agreement a complete and accurate schedule, identified by reference to this subparagraph, containing (i) a complete list, together with stock certificates, of all of AltaChem's ownership interests and options to purchase ownership interests in other entities
         (ii) complete legal description of all real property owned, leased or otherwise used or occupied by it, (iii) a list of all banks and other institutions in which it has any account or safe deposit showing the identifying numbers and names of the persons authorized to draw thereon or have access thereto, (iv) a list of any and all intellectual property it owns or licenses or otherwise has legal use over and (v) a list of all capitalized machinery, tools, equipment owned, leased or otherwise used by it. Except as disclosed on the schedule referred to in subparagraph (f) of this Paragraph 7, except as disclosed in the schedule of assets supplied pursuant to this subparagraph, and except as acquired after the date hereon on terms approved by BRIA, AltaChem has good and marketable title to all property and assets used in its business, including all property and assets reflected in the schedule referred to in this subparagraph and in the Balance Sheet and all properties and assets acquired after the Balance Sheet Date (other than assets disposed of since the Balance Sheet Date in the ordinary course of business), subject to no liens, mortgages, pledges, encumbrances or charges of any kind. The machinery, equipment and other facilities of AltaChem are in satisfactory operating condition and repair for the business now conducted by it. Within 180 days after the date of this Agreement, AltaChem will deliver to Buyer copies of all records, including all signatures or authorization cards, pertaining to such safe deposit boxes and bank accounts.

     h. Litigation. Except as identified in a complete and accurate schedule, identified by reference to this subparagraph and delivered to BRIA, AltaChem is not engaged in or threatened with any legal action or other proceeding before any court or administrative agency. AltaChem has not violated any laws, regulations or order applicable to its business or activities, and the conduct of the present business of AltaChem at the present location is in conformity with all zoning and building code requirements.

     i. Accounts Receivable. All accounts receivable of AltaChem, whether or not reflected in the Balance Sheets or the Interim Balance Sheet, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Balance Sheets or the Interim Balance Sheet (which reserves are adequate and were calculated consistent with past practice). Subject to such reserves, each of the accounts receivable has been collected in full or will be collected in full, without any setoff, within ninety days after the day on which it first becomes due and payable.

     j. Inventories. All inventory of AltaChem, whether or not reflected in the Balance Sheets or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheets or the Interim Balance Sheet. All inventories not written off have been recorded at the lower of average cost or market. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of AltaChem. All work in process and finished goods inventory is free from any defect or other deficiency.

     k. Purchase Commitments and Outstanding Bids. No purchase commitment of AltaChem is in excess of normal, ordinary and usual requirements of its business, or was made at any price in excess of the then current market price, or contains terms and conditions more onerous than those usually and customary in the industry. In the aggregate, the outstanding bids, sales proposals, contracts or unfilled orders of AltaChem (i) will not (based on today's costs and reasonably foreseeable increases in such costs) require AltaChem to supply goods or services at cost to AltaChem in excess of the revenues to be received therefrom, and (ii) quote prices which include a markup over reasonably estimated costs consistent with past markups on similar business.

     l. Title to AltaChem Stock. Each ACS represents and warrants for himself and not for the others: that this Agreement has been duly executed and delivered by him and is, as to him, a valid agreement binding upon him in accordance with its terms; that he individually has valid title to the shares of capital stock of AltaChem set forth opposite his name in Exhibit "A" hereto, with full right, power and authority to transfer, sell and deliver such shares pursuant to this Agreement; and that, upon delivery of his shares pursuant to this Agreement, BRIA will receive valid and marketable title to his shares, free and clear of all voting or other trust arrangements, liens, encumbrances, restrictions, and adverse claims, whether existing or contingent.

     The schedules referred to in this Paragraph 7 will be delivered to BRIA on or prior to 180 days after the date of this Agreement. In the event that, after a review of the contents of such schedules and the documents listed or described therein, BRIA determines in its sole discretion that the contents of such schedules, or the documents referred to therein or the obligations under such documents are unacceptable to BRIA, BRIA may terminate this Agreement without any liability on its part whatsoever by giving written notice of such termination to AltaChem and ACS on or before 210 days after the date of this Agreement.

8. Representations and Warranties of BRIA. BRIA represents and warrants to and agrees with AltaChem as follows:

     a. Organization and Standing. BRIA is a corporation duly organized, and will be validly existing and in good standing under the laws of the State of New Jersey upon its resolution of its outstanding sales and gross income tax balances, and will then have full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it, and be duly qualified to transact business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business.

     b.  Capital  Stock.  The  authorized  capital  stock of BRIA  consists  of:
         200,000,000 shares of Class A Common Stock, $0.001 par value, 220,000 shares of Class B Common Stock, $0.001 par value. 2,281,424 shares of Class A Common Stock and 220,000 shares of Class B Common Stock were issued and outstanding at the close of business on July 11, 1995. All of said outstanding shares are validly issued, fully paid and non-assessable.

     c. Validity of Shares. The shares of Common Stock to be delivered by BRIA pursuant to this Agreement will, when so delivered, be validly issued and outstanding, fully paid and non-assessable.

     d. Changes, Dividends, Etc. Prior to the closing hereunder, BRIA will not split, combine or otherwise change or reclassify its outstanding Common Stock or declare or distribute any cash or stock dividend upon such Common Stock.

     e. Authorization of Agreement. BRIA's board of directors has duly authorized the execution, delivery and performance of this Agreement by BRIA have been duly authorized by its Board of Directors, and will not result in any breach of or violate or constitute a default under its Articles of Incorporation or By-Laws or any indenture, mortgage or other agreement or instrument to which it is a party.

     f. No Violation of Law, Etc. Neither the execution nor the delivery of this Agreement by BRIA, nor the performance of any of its obligations hereunder will result in a breach or violation of any law, order, rule, regulation, writ, injunction or decree or any governmental instrumentality or court having jurisdiction over BRIA or any of its assets or rights, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatever on any of such assets or rights.

     g. Financial Statements. BRIA has delivered to AltaChem its reports on Forms 10-QSB and 10-KSB for the past two years which contains a consolidated balance sheet as of December 31, 1994, and the related statement of consolidated income for the year then ended. Such financial statements have been initialed by officers of BRIA and AltaChem for identification. Such financial statements are complete, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of BRIA at such date, and the results of its operations for the period therein specified.

9. Conditions to Obligations of BRIA. The obligations of BRIA under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions precedent:

     a. All representations and warranties of ACS and AltaChem contained herein and in any certificate or other investment delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

     b. ACS and AltaChem shall have performed and complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by them, respectively, on or before the Closing Date.

     c. The directors of AltaChem shall have taken all necessary action to authorize the execution and performance of this Agreement, and AltaChem shall have delivered to BRIA true and complete copies, certified by the Secretary, of resolutions of its Board of Directors evidencing such action.

     d. ACS and AltaChem shall have delivered to BRIA such certificates dated as of the Closing Date, certifying in such detail as BRIA may reasonably request the fulfillment of the conditions specified in this Paragraph 9. No legend or other reference to any purported Encumbrance appears upon any certificate. The delivery of certificates to BRIA provided in Paragraph 2 will result in BRIA's immediate acquisition of record and beneficial ownership of the Shares, free and clear of all Encumbrances (which term shall be hereinafter defined as any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership).

     e. AltaChem shall have delivered to BRIA an opinion of its counsel for ACS and AltaChem, dated within 180 days of this Agreement, to the effect that the terms of Paragraph 7 herein have been complied with and are in fact accurate. In rendering such opinion, such counsel may rely on certificates of public officials and upon certificates of officers of AltaChem and ACS and upon opinions of counsel retained by AltaChem or ACS in states other than Florida, copies of which certificates and opinions shall be furnished to BRIA.

     f. No action or proceeding by any governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

     g. All corporate and other proceedings and action taken in connection with the transactions contemplated by this Agreement and all certificates, opinions, agreements, instruments and documents mentioned in this Paragraph 9 or incident to any such transaction shall be reasonably satisfactory in form and substance to BRIA and to its counsel.

     The conditions contained in this Paragraph 9 are included herein for the benefit of BRIA and, without constituting a waiver of any of its rights hereunder, may be waived, in whole or in party, by BRIA.

10. Conditions to Obligations of AltaChem and ACS. The obligations of AltaChem and ACS under this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions:

     a. All representations and warranties of BRIA contained herein and in any certificate or other instrument delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

     b. BRIA shall have performed and complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by it on or before the Closing Date.

     c. BRIA shall have delivered to ACS a certificate of its President or a Vice President and its Secretary or an Assistant Secretary, dated as of the Closing Date, certifying in such detail as ACS may reasonably request the fulfillment of the conditions specified in this Paragraph 10.

     d. The Board of Directors of BRIA shall have taken all necessary action to authorize the execution and performance of this Agreement, including the delivery of shares of Common Stock of BRIA to ACS in accordance with this Agreement, and BRIA shall have delivered to ACS true and complete copies certified by its Secretary or Assistant Secretary, of resolutions of its Board of Directors evidencing such action.

     e. No action or proceeding by any governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

     f. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned in this Paragraph 10 or incident to any such transaction shall be satisfactory in form and substance to ACS and their counsel.

     The conditions contained in this Paragraph 10 are included herein for the benefit of ACS and, without constituting a waiver of any of its rights hereunder, may be waived, in whole or in part, by ACS.

11.  Certain Covenants Prior to Closing.

     a. ACS will use their best efforts, and take such other action as may be necessary, to fulfill all of the conditions contained in Paragraph 9 hereof and to authorize and consummate, and cause AltaChem to authorize and consummate, all of the transactions herein contemplated.

     b. BRIA will use its best efforts, and take such other action as may be necessary, to fulfill all of the conditions contained in Paragraph 10 hereof and to authorize and consummate all of the transactions herein contemplated.

     c. Between the date of this Agreement and the Closing Date, AltaChem and ACS shall (a) give BRIA and its authorized representatives full access to all offices, warehouses and other facilities and properties of AltaChem and to the books and records of AltaChem (and permit BRIA to make copies thereof), (b) permit BRIA to make inspections thereof, and
         (c) cause its officers and its advisors (including, without limitation, its auditors, attorneys, financial advisors and other consultants, agents and advisors) to furnish BRIA with such financial and operating data and other information with respect to the business and properties of AltaChem, and to discuss with BRIA and its authorized representatives the affairs of AltaChem, all as BRIA may from time to time reasonably request.

     d. Between the date of this Agreement and the Closing Date, AltaChem and ACS shall give notice to BRIA promptly upon AltaChem or ACS becoming aware of (a) any inaccuracy of a representation or warranty set forth in any schedule or (b) any event or status of facts that, if it had occurred or existed on or prior to the date of this Agreement, would have caused any such representation and warranty to be inaccurate, with such notice to describe such inaccuracy, event or status of facts in reasonable detail.

     e. Between the date of this Agreement and the Closing Date, AltaChem and ACS shall cause (a) copies of all reports and other documents given to the members of the Board of Directors (or any committee thereof) of AltaChem to be delivered to BRIA at the same time and (b) copies of the minutes of all meetings of, and actions taken without a meeting by, the Board of Directors (or any committee thereof) of AltaChem to be delivered to BRIA promptly after the preparation thereof. Between the date of this Agreement and the Closing, AltaChem and ACS shall give BRIA at least 3 days prior notice of any meeting of or action to be taken without a meeting by, the Board of Directors or committee thereof of AltaChem and shall cause AltaChem to permit one individual designated by BRIA to attend each such meeting as an observer.

     f. Between the date of this Agreement and the Closing Date, BRIA, AltaChem and ACS shall discuss and coordinate with respect to any public filing or announcement concerning any of the contemplated transactions.

     g. BRIA and ACS shall cause AltaChem to, (a) file with applicable regulatory authorities the applications and related documents required to be filed by them (and prosecute diligently any related proceedings) in order to consummate the contemplated transactions and (b) cooperate with the others as they may reasonably request in connection with the following.

12.      Survival of Representations and Warranties; Indemnification.

     a. Survival. All representations, warranties and agreements contained in this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto; however, a party shall have no liability with respect to a representation and warranty, or an agreement to be performed or complied with prior to the Closing Date, to the extent that the inaccuracy of such representation and warranty or the failure to perform and comply with such agreement was not intentional and was disclosed in a schedule delivered pursuant to this Agreement.

     b. Time Limitations. If the Closing occurs, BRIA and ACS shall have no liability with respect to any representation or warranty, or agreement to be performed and complied with prior to the Closing Date, other than those set forth in Paragraphs 4, 7, and 9, unless on or before 210 days after the date of this Agreement, BRIA, AltaChem or ACS are given notice asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by BRIA. The representations, warranties and agreements in paragraphs 4, 7 and 9 shall survive the Closing of this Agreement. If the Closing occurs, BRIA shall have no liability with respect to any representation or warranty, or agreement to be performed and complied with prior to the Closing Date, unless on or before 210 days after the date of this Agreement, BRIA is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by AltaChem or ACS.

     c. Indemnification by AltaChem and ACS. AltaChem and ACS, jointly and severally, shall indemnify and hold harmless BRIA, and shall reimburse BRIA for any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively

         "Damages") arising from or in connection with (a) any inaccuracy in any of the representations and warranties of AltaChem or ACS in this Agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty, (b) any failure by AltaChem or ACS to perform or comply with any agreement in this Agreement, (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with AltaChem or any Shareholder (or any person acting on their behalf) in connection with any of the contemplated transactions.

     d. Indemnification by BRIA. BRIA shall indemnify and hold harmless AltaChem and ACS, and shall reimburse AltaChem and ACS for, any Damages arising from or in connection with (a) any inaccuracy in any of the representations and warranties of BRIA in this Agreement, or any actions, omissions or state of acts inconsistent with any such representation or warranty, (b) any failure by BRIA to perform or comply with any agreement in this Agreement, or (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with BRIA (or any person acting on its behalf) in connection with any of the contemplated transactions.

     e. Notwithstanding anything hereinabove contained to the contrary in this Paragraph 12, (i) none of the provisions of this Paragraph 12 shall apply to any liability (whether by BRIA to one or more of ACS or by one or more ACS to BRIA) arising out of or by virtue of the Provisions of Paragraph 13 below or any violation of the provisions of Paragraph 13, and (ii) the provisions of said Paragraph 13 shall survive the Closing Date.

13. Investment Representation. Each ACS acknowledges his understanding that the shares of BRIA Common Stock to be delivered pursuant to this Agreement will not be registered pursuant to the 1933 Act and each ACS further represents to and agrees with BRIA as follows:

     a. Each ACS is acquiring the shares of BRIA Common Stock pursuant to this Agreement for his own private personal investment account and with no present intention of reselling or distributing such shares or any portion thereof to others.

     b. Each ACS fully comprehends that in connection with the issuance of shares of BRIA Common Stock pursuant to this Agreement, BRIA is relying to a material degree on the representations, warranties and covenants contained herein, and with such realization he authorizes BRIA to act as it may see fit in full reliance hereon.

     c. Each ACS agrees that none of such shares will be transferred or distributed unless (i) they are covered by an effective Registration Statement prepared in accordance with the 1933 Act and are distributed in a manner complying with the 1933 Act and with the Rules and Regulations promulgated thereunder; or (ii) they may be transferred in accordance with Rule 144 of the Rules and Regulations pursuant to the 1933 Act (or such similar Rule as may be applicable to such shares at the time of transfer) so long as such transfer strictly complies with said Rule 144 and with such procedures as BRIA may reasonably establish in connection therewith; or
         (iii) there is first delivered to BRIA the written legal opinion of legal counsel in form and substance reasonably satisfactory to BRIA's legal counsel or a "no action letter" from the SEC indicating that any of the provisions of the 1933 Act and the Rules and Regulations promulgated thereunder. In the event such legal opinion is based upon the exemption now contained in Section 4(2) of the 1933 Act, the person acquiring the shares or some portion thereof shall execute and deliver to BRIA a letter agreement complying with the 1933 Act and the Rules and Regulations promulgated thereunder.

     d. Each ACS hereby agrees that the certificate(s) representing such shares may bear a legend, as set forth below, setting forth the restrictions upon transfer which are contained in the foregoing subparagraph (c) and that BRIA may deliver to its transfer agent a "stop transfer order" directing the transfer agents not to effect any transfer of such shares without having received the written permission of BRIA and evidence of compliance with applicable provisions of the 1933 Act and the terms of this Agreement.

              The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective Registration Statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of BRIA.

     e. Each ACS hereby agrees to indemnify BRIA against and hold it harmless from all losses, liabilities, costs and expenses (including reasonable attorneys' fees) which shall arise as a result of a sale or distribution by him of such shares or any portion thereof in violation of the 1933 Act or the terms of this Agreement.

14. Brokers and Finders. ACS represents to BRIA and BRIA represents to ACS that other than Canton Financial Services Corporation ("Canton"), no person, firm or corporation has been requested, authorized or employed by AltaChem, BRIA or any of the ACS to act as finder, broker or agent in connection with the subject matter of this Agreement or negotiations leading thereto. In consideration for Canton's services in introducing the Parties, BRIA and AltaChem agree that BRIA shall deliver to Canton, in full consideration of and in complete discharge of Canton's finder's fee, a number of shares of Common Stock of BRIA equivalent to 5% of all of the issued and outstanding Common Stock of BRIA, as of the Closing date, to be delivered at the Closing provided for in Paragraph 6 hereof. This quantity of Common Stock shall reflect all other issuances of Common Stock as settlement of outside debts of BRIA.

15.      Further Assurances.

     a. At the request of BRIA, and without further consideration, AltaChem and ACS will execute and deliver such additional instruments of transfer and will take such other action as BRIA reasonably may request in order more effectively to transfer to BRIA full ownership and control of AltaChem.

     b. At the request of one or more of ACS, and without further consideration, BRIA will execute and deliver such additional instruments and will take such other actions as ACS may reasonably request in order more effectively to carry out the transaction contemplated hereby.

     16. Expenses. AltaChem shall bear all out-of-pocket expenses arising from this Agreement, including but not limited to, travel, lodging, filing fees, printing, postage, delivery, shipping, copying, telephone calls, overnight packages, facsimiles, and other related expenses.

     17. Employees of AltaChem. BRIA agrees to maintain the employment of all of AltaChem's employees in their present positions, with the same salary and seniority.

18. Directors. All directors of AltaChem whose resignations shall have been requested by BRIA not less than five days before the Closing Date shall have submitted their resignations or been removed effective as of the Closing Date. De-Schrijver and Tilton shall have been appointed as directors of BRIA prior to or on the Closing Date.

19.      Other Matters.

     a. No Other Agreements. All terms and conditions of this Agreement are set forth herein, and there are no warranties, agreements or understandings, express or implied, except those expressly set forth herein.

     b. Amendment. This Agreement may be amended only by a written instrument executed on behalf of BRIA, AltaChem and ACS; provided, however, that after the closing provided for herein BRIA and ACS may amend this Agreement without the execution or approval of AltaChem.

     c. Notices. Any notice or other communication required or permitted to be given hereunder shall be deemed properly given if personally delivered or deposited in the United States mail, registered or certified and postage prepaid, addressed to AltaChem or ACS at 82-66 Austin Street, Kew Gardens, NY 11415 or to BRIA at 268 West 400 South, Suite 300, Salt Lake City, UT 84101, or at such other addresses as may from time to time be designated by the respective parties in writing.

     d. Specific Performance. The parties acknowledge that the subject matter of this Agreement (i.e., the business and assets of AltaChem) is unique and that no adequate remedy of law would be available for breach of this Agreement. Accordingly, each party agrees that the other parties will be entitled to an appropriate decree of specific performance or other equitable remedies to enforce this Agreement (without any bond or other security being required) and each party waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.

     e.  Termination.

         i. Termination for Default. Without prejudice to other rights and remedies which a party may have, either party may by notice to the other given on or at any time prior to the Closing Date terminate this Agreement if default should be made by the other party in the observance or in due and timely performance of any of its covenants and agreements herein contained and if such default shall not have been fully cured within fifteen (15) days after receipt of such notice specifying with particularity such default.

         ii. Termination for Delay. Without prejudice to other rights and remedies which a party may have, if the closing shall not have occurred by December 31, 1995, at 5:00 p.m., Eastern Standard Time a party who is not then in default in the observance or in the due and timely performance of any of its covenants and agreements herein contained, may at any time thereafter terminate this Agreement by giving written notice of such termination to the other party.

         iii. Termination for Non-compliance. BRIA shall have the right to terminate this Agreement if it is determined at any time that AltaChem's financial statements are not, as of the Closing Date, in conformity with the requirements of Paragraph 7(e) herein.

     f. Assignment. Except as specifically permitted by the terms of this Agreement, neither this Agreement nor any right created hereby shall be assignable by BRIA. AltaChem or ACS (or their respective successors in interest) without the prior written consent of all other parties hereto, and any such attempted assignment shall be void. Nothing in this agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies under or by reason of this Agreement. Notwithstanding any other provisions herein to the contrary, the right of each of ACS to receive shares of BRIA Common Stock pursuant to Paragraph 2 herein shall not be assignable except upon the death of such Shareholder by testamentary disposition or the law of intestate succession.

     g. Paragraphs and Other Headings. Paragraphs or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     h. Choice of Law. It is the intention of the parties that the laws of the State of Utah should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     i. No Waiver. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     j. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     k.  Counterparts.   This   Agreement   may  be  executed  in  one  or  more
         counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

BRIA Communications Corp.                          AltaChem Group, Inc., Ireland



/s/ Richard Lifshutz                               /s/ James Tilton
Richard Lifschutz, President                       By: James Tilton
                                                   Title:  President
ACS
                                                   James Tilton


/s/ Aster De-Schrijver
By: Aster De-Schrijver                             /s/ James Tilton
Title:   Authorized Representative                 James Tilton

Aster De-Schrijver



/s/ Aster De-Schrijver
Aster De-Schrijver